Exhibit 4.2

CERTIFICATE **A-1**
FIXED RATE	*** 6,970 SHARES***
CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES A
PAR VALUE $1.00	SEE REVERSE FOR CERTAIN DEFINITIONS

COMMUNITY FINANCIAL SHARES, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

THIS CERTIFIES THAT

United States Department of the Treasury

is the owner of:	*** 6,970 ***

FULLY PAID AND NONASSESSABLE SHARES OF FIXED RATE CUMULATIVE PERPETUAL PREFERRED STOCK,

SERIES A, $1.00 PAR VALUE PER SHARE, OF COMMUNITY FINANCIAL SHARES, INC.

a corporation organized under the laws of the State of Delaware

The shares represented by this certificate are transferable only on the stock transfer books of Community Financial Shares, Inc. (the “Company”) by the holder of record hereof, or by his duly authorized attorney or legal representative, upon the surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation and Bylaws of the Company and any amendments thereto (copies of which are on file with the Secretary of the Company), to all of which provisions the holder by acceptance hereof, assents. The shares evidenced by this certificate are not of an insurable type and are not insured by the Federal Deposit Insurance Corporation.

IN WITNESS THEREOF, COMMUNITY FINANCIAL SHARES, INC. has caused this certificate to be executed by the facsimile signatures of its duly authorized officers and has caused a facsimile of its corporate seal to be hereunto affixed.

Dated: May 15, 2009

/s/ Scott W. Hamer	/s/ Christopher P. Barton
Scott W. Hamer	Christopher P. Barton
President and Chief Executive Officer	Corporate Secretary

UST Sequence No. 970

COMMUNITY FINANCIAL SHARES, INC.

Subject to any applicable regulatory approvals, the Board of Directors of Company is authorized by vote or votes, to provide for the issuance of serial preferred stock in series and to fix and state the voting powers, designations, preferences and relative, participating, optional, or other special rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The Company will furnish to any shareholder upon request and without charge a full description of each class of stock and any series thereof.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common	UNIF GIFTS MIN ACT - custodian
(Cust) (Minor)
under Uniform Gifts to Minors Act
TEN ENT - as tenants by the entireties	(State)

JT TEN -	as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

For value received,                                                                                                                    hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFICATION NUMBER OF ASSIGNEE

Please print or typewrite name and address including postal zip code of assignee shares of the preferred stock represented

by the within Certificate, and do hereby irrevocably constitute and appoint

                                                                                                                                            Attorney to transfer the said stock on the

books of the within-named Company with full power of substitution in the premises.

DATED
NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

SIGNATURE GUARANTEED:
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15

THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS. EACH PURCHASER OF THE SECURITIES REPRESENTED BY THIS INSTRUMENT IS NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. ANY TRANSFEREE OF THE SECURITIES REPRESENTED BY THIS INSTRUMENT BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (2) AGREES THAT IT WILL NOT OFFER, SELL OR OTHERWISE TRANSFER THE SECURITIES REPRESENTED BY THIS INSTRUMENT EXCEPT (A) PURSUANT TO A REGISTRATION STATEMENT WHICH IS THEN EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) TO THE ISSUER OR (D) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

THIS INSTRUMENT IS ISSUED SUBJECT TO THE RESTRICTIONS ON TRANSFER AND OTHER PROVISIONS OF A SECURITIES PURCHASE AGREEMENT BETWEEN THE ISSUER OF THESE SECURITIES AND THE INVESTOR REFERRED TO THEREIN, A COPY OF WHICH IS ON FILE WITH THE ISSUER. THE SECURITIES REPRESENTED BY THIS INSTRUMENT MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH SAID AGREEMENT. ANY SALE OR OTHER TRANSFER NOT IN COMPLIANCE WITH SAID AGREEMENT WILL BE VOID.

UST Sequence No. 970